                               JARDEN CORPORATION
                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                             ANY AND ALL OUTSTANDING
                    9-3/4% SENIOR SUBORDINATED NOTES DUE 2012
                               IN EXCHANGE FOR NEW
                    9-3/4% SENIOR SUBORDINATED NOTES DUE 2012


         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by registered holders of outstanding 9-3/4% Senior Subordinated Notes due 2012 issued by Jarden Corporation, a Delaware Corporation (the "Company"), pursuant to an Indenture, dated as of January 29, 2003, as amended, among the Company, the guarantors named therein and The Bank of New York, and registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Old Notes"), who wish to tender their Old Notes for an equal principal amount of new 9-3/4% Senior Subordinated Notes due 2012 to be issued by the Company pursuant to an Indenture, dated as of January 29, 2003, as amended, among the Company, the guarantors named therein and The Bank of New York, and registered under the Securities Act (the "New Notes"), if (i) the Old Notes, a duly completed and executed letter of transmittal (the "Letter of Transmittal") and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") prior to 5:00 P.M., New York City time, on [ ], 2003, or such later date and time to which the exchange offer may be extended (the "Expiration Date") or (ii) the procedures for delivery of the Old Notes being tendered by book-entry transfer, together with a duly completed and executed Letter of Transmittal, cannot be completed on or prior to 5:00 P.M., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery), to the Exchange Agent. See "The Exchange Offer-Procedures for Tendering" and " -- Guaranteed Delivery Procedures" in the Prospectus. The Company has the right to reject a tender of Old Notes made pursuant to the guaranteed delivery procedures unless the registered holder using the guaranteed delivery procedure submits either (a) the Old Notes tendered thereby, in proper form for transfer, or (b) confirmation of book-entry transfer in the manner set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents by 5:00 P.M., New York City time, on the third New York Stock Exchange trading day following the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  The Exchange Agent for The Exchange Offer Is:

                              THE BANK OF NEW YORK


                        By Registered or Certified Mail

             Facsimile Transmissions: By Hand Or Overnight Delivery

                          (Eligible Institutions Only)


                              ---------------------
   The Bank of New York                                The Bank of New York
Corporate Trust Operations                          Corporate Trust Operations
    Reorganization Unit                                 Reorganization Unit
101 Barclay Street- 7 East                          101 Barclay Street- 7 East
 New York, New York 10286                            New York, New York 10286
   Attn.: Diane Amoroso                                Attn.: Diane Amoroso

                              Confirm By Telephone:

                              ---------------------

                              For Information Call:


                              The Bank of New York
                           Corporate Trust Operations
                               Reorganization Unit
                           101 Barclay Street- 7 East
                            New York, New York 10286
                              Attn.: Diane Amoroso
                           Telephone # (212) 815-3738
                              Fax # (212) 298-1915

                             ----------------------


         Delivery of this Notice Of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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



         Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in Prospectus dated [ ], 2003 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures" and in instruction 2 to the Letter of Transmittal.

                       DESCRIPTION OF SECURITIES TENDERED


  Name and Address of
Registered Holder as it        Certificate                                Aggregate Principal
   Appears on the Old       Number(s) of Old     Maturity of Old Notes    Amount Represented    Principal Amount Old
  Notes (Please Print)       Notes Tendered             Tendered             by Old Notes          Notes Tendered*

--------------------      ---------------------  ---------------------   ---------------------  ---------------------

---------------------     ---------------------  ---------------------   ---------------------  ---------------------

---------------------     ---------------------  ---------------------   ---------------------  ---------------------

---------------------     ---------------------  ---------------------   ---------------------  ---------------------

---------------------     ---------------------  ---------------------   ---------------------  ---------------------

*Must be tendered only in integral multiples of $1,000.

If the Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:  _________________________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE


X_______________________                      Date:____________________, 2003

X_______________________                      Date:____________________, 2003
Signature(s) of Owner(s)or
Authorized Signatory

Area Code and Telephone Number:_______________________

Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates of the Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):          ----------------------------------------------------

                  ----------------------------------------------------

                  ----------------------------------------------------

                  ----------------------------------------------------


Capacity:         ----------------------------------------------------

                  ----------------------------------------------------

                  ----------------------------------------------------

                  ----------------------------------------------------


Address(es):      ----------------------------------------------------

                  ----------------------------------------------------

                  ----------------------------------------------------

                  ----------------------------------------------------

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


                  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution, " including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer, government securities broker; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either
(a) the Old Notes tendered hereby, in proper from for transfer, or (b) confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC") maintained for such purpose, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents by 5:00P.M., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

                  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:________________________       _________________________________
                                                (Authorized Signature)

Address: ____________________________       Title:___________________________

_____________________________________       Name:____________________________
(zip code)                                        (Please type of print)

Area Code and
Telephone Number: ___________________       Date:____________________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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